As filed with the Securities and Exchange Commission on June 8, 2012

Registration No. 333-181878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2634797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4650 Cushing Parkway Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Novellus Systems, Inc. 2011 Stock Incentive Plan (the “2011 Novellus Plan”)

Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended

Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended

SpeedFam-IPEC, Inc. 2001 Nonstatutory Stock Option Plan, as amended

SpeedFam-IPEC, Inc. Amended and Restated 1995 Stock Plan

GaSonics International Corporation Supplemental Stock Option Plan, as amended

GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, as amended

(collectively with the 2011 Novellus Plan, the “Novellus Plans”)

Novellus Systems, Inc. Retirement Plan (the “Retirement Plan”)

Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended (the “ESPP”)

(Full title of the plan)

George M. Schisler, Jr.

Vice President, General Counsel and Secretary

Lam Research Corporation

4650 Cushing Parkway

Fremont, California 94538

(Names and address of agent for service)

(510) 572-0200

(Telephone number, including area code, of agent for service)

Copy to:

Timothy G. Hoxie, Esq.

Jones Day

555 California Street, 26th Floor

San Francisco, CA 94104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Lam Research Corporation hereby amends its registration statement on Form S-8 (Registration No. 333-181878) originally filed on June 4, 2012 (the “Original Registration Statement”) by filing this Post-Effective Amendment No. 1. The sole purpose of this Post-Effective Amendment No. 1 is to amend and restate Item 3 of Part II of the Original Registration Statement in its entirety in order to correct an erroneous date therein.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 26, 2011 filed with the Commission on August 19, 2011;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 25, 2011, December 25, 2011 and March 25, 2012, filed with the Commission on November 3, 2011, February 3, 2012 and May 3, 2012, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on September 8, 2011, November 9, 2011, December 5, 2011, December 15, 2011, February 9, 2012, March 14, 2012, April 18, 2012, May 4, 2012, May 11, 2012, and June 4, 2012, and the Registrant’s Amended Current Report on Form 8-K filed with the Commission on February 9, 2012;

(d)	The description of Registrant’s Common Stock as set forth in the Registrant’s Registration Statement filed with the Commission on Form 8-B on April 11, 1990 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit

24.1	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on this 8th day of June, 2012.

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Martin B. Anstice	President, Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2012

/s/ * Ernest E. Maddock	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2012

/s/ * James W. Bagley	Executive Chairman and Director	June 8, 2012

/s/ * Stephen G. Newberry	Vice-Chairman and Director	June 8, 2012

/s/ * Robert M. Berdahl	Director	June 8, 2012

/s/ * Eric K. Brandt	Director	June 8, 2012

/s/ * Michael R. Cannon	Director	June 8, 2012

/s/ * Christine Heckart	Director	June 8, 2012

/s/ * Grant M. Inman	Director	June 8, 2012

/s/ * Catherine P. Lego	Director	June 8, 2012

/s/ * Kim Perdikou	Director	June 8, 2012

/s/ * Abhi Talwalkar	Director	June 8, 2012

/s/ * Youssef A. El-Mansy	Director	June 8, 2012

/s/ * Krishna Saraswat	Director	June 8, 2012

/s/ * William R. Spivey	Director	June 8, 2012

/s/ * Delbert A. Whitaker	Director	June 8, 2012

*By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit

24.1	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement)